CONSENT OF INDEPENDENT AUDITORS

September 12, 2007

We hereby consent to the inclusion in this Registration Statement on Form SB-2, , for Capital Resource Alliance  Inc. of our report dated August 31, 2007, relating to financial statements for the period from inception (January 12, 2000) to June 30, 2007.

/S/ Madsen, & Associates